UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
UBIQUITI INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
October 23, 2026
Dear Stockholders:

We are pleased to invite you to attend our 2026 Annual Meeting of Stockholders to be held virtually on December 3, 2026, at 10:00 a.m. Eastern Time (the “Annual Meeting”).
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2026, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
The matters to be considered at the meeting are described in detail in the attached proxy statement. You will have an opportunity to submit questions on matters relating to the items of business of the Annual Meeting. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2026.
Please use this opportunity to take part in the affairs of Ubiquiti Inc. by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, we urge you to vote your proxy as soon as possible. You may vote your shares online, by telephone or by completing, signing and promptly returning a proxy card or you may vote online during the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares online, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your ongoing support of Ubiquiti Inc. We look forward to your attendance at the virtual Annual Meeting.

Ubiquiti Inc.

Robert J. Pera
Chief Executive Officer and Chairman of the Board
New York, New York
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available to stockholders on or about October 23, 2026.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, December 3, 2026

The Annual Meeting will be held virtually at 10:00 a.m., Eastern Time, on December 3, 2026, for the following purposes (as more fully described in the proxy statement accompanying this notice):
1.The election of one Class III director named in this proxy statement to serve until the third annual meeting of stockholders following his election or until his successor is duly elected and qualified;
2.To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the fiscal year ending June 30, 2027;
3.To conduct a non-binding advisory vote to approve named executive officer compensation;
4.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2026, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
Stockholders of record at the close of business on October 16, 2026, are entitled to vote online during the Annual Meeting and are cordially invited to attend the virtual meeting, or any continuation, postponement or adjournment thereof. To ensure your representation at the virtual meeting, you are urged to mark, sign and date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or vote on the internet or by telephone as described herein.

The Board of Directors

New York, New York
October 23, 2026

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE AS DESCRIBED HEREIN OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

TABLE OF CONTENTS
Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	7
Q: Why am I receiving these materials?	7
Q: What items of business will be voted on at the Annual Meeting?	7
Q: How does our Board recommend that I vote?	7
Q: What information is contained in these proxy materials?	7
Q: What shares can I vote?	8
Q: How many votes am I entitled to per share?	8
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?	8
Q: How can I vote my shares?	8
Q: How can I vote my shares at the virtual Annual Meeting?	8
Q: Can I change my vote or revoke my proxy?	9
Q: How can I attend the virtual Annual Meeting?	9
Q: How many shares must be present or represented to conduct business at the Annual Meeting?	9
Q: How are votes counted?	9
Q: What is the voting requirement to approve each of the proposals?	9
Q: Is cumulative voting permitted for the election of directors?	9
Q: What happens if additional matters are presented at the Annual Meeting?	10
Q: Who will serve as inspector of elections?	10
Q: Who will bear the cost of soliciting votes for the Annual Meeting?	10
Q: Where can I find the voting results of the Annual Meeting?	10
Q: How can I contact Ubiquiti’s transfer agent?	10
Q: How do I obtain a separate set of proxy materials or request a single set for my household?	10
Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	11
CORPORATE GOVERNANCE	13
Code of Business Conduct and Ethics	13
Director Independence	13
Corporate Governance Guidelines	13
Board Composition	13
Board Leadership Structure	14

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    Ubiquiti Inc.’s (“Company”, “Ubiquiti”, “we”, “us” or “our”) Board of Directors (our “Board”) has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the virtual annual meeting of stockholders, which will take place on December 3, 2026, at 10:00 a.m. Eastern Time (the “Annual Meeting”). As a stockholder, of record as of the close of business on October 16, 2026 (the “Record Date”), you are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this proxy statement. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2026, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.

Q:    What items of business will be voted on at the Annual Meeting?

A:    The items of business scheduled to be voted on at the Annual Meeting are:

•The election of one Class III director named in this proxy statement to serve until the third annual meeting of our stockholders following his election or until his successor is duly elected and qualified;
•To ratify the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2027 (“fiscal 2027”); and
•To conduct a non-binding advisory vote to approve named executive officer compensation.

We will also consider any other business that properly comes before the Annual Meeting or any adjournment thereof.

Q:    How does our Board recommend that I vote?

A:    Our Board recommends that you vote your shares:

•“FOR” the election of our Class III director nominee, Mr. Robert J. Pera (Proposal No. 1).
•“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2027 (Proposal No. 2).
•“FOR” the approval on an advisory and non-binding basis of named executive officer compensation (Proposal No. 3).

Q: What information is contained in these proxy materials?

A:    You are receiving a proxy card, a copy of our 2026 Annual Report and this proxy statement (collectively, the “proxy materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information on our Board and certain other required information.

Q: What shares can I vote?

A:    Each share of our common stock issued and outstanding as of the Record Date is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the close of business on the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. As of the close of business on the Record Date, there were 60,501,749 shares of our common stock issued and outstanding.

Q:    How many votes am I entitled to per share?

A:    For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online during the Annual Meeting. You may also vote on the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and the proxy materials were or will be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares and you will receive an instruction card and information about how to give voting instructions to them. You are also invited to attend the virtual Annual Meeting.

Q:    How can I vote my shares?

A:    If you are a stockholder of record, you may:

•vote via the virtual meeting website—any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2026, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. (Eastern Time). Please have your 16-Digit Control Number to join the Annual Meeting;
•vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or
•vote by mail—complete, sign and date the proxy card enclosed herewith and deliver it by 5:00 pm Eastern Time, the day before the Annual Meeting, in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on December 2, 2026. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote online during the virtual Annual Meeting should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.

Q:    How can I vote my shares at the virtual Annual Meeting?

A:    If you virtually attend the Annual Meeting, you can vote online during the Annual Meeting, even if you have previously returned a proxy or otherwise voted. You will need your 16-digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the Annual Meeting and to vote during the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Q:    Can I change my vote or revoke my proxy?

A:    You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote or revoke your proxy by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to your shares being voted, or (3) attending and voting online during the virtual Annual Meeting using your 16-Digit Control Number that is shown on your proxy card. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee following the instructions they provided or as otherwise provided in the instructions provided by them.

Q:    How can I attend the virtual Annual Meeting?

A:    Any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2026, where stockholders may vote and submit questions during the meeting. To join the Annual Meeting, please have your 16-Digit Control Number found on your proxy card or the instructions that accompanied your proxy materials. The virtual meeting will begin promptly at 10:00 a.m. Eastern Time on December 3, 2026.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:    The holders of a majority of our issued and outstanding shares of common stock and entitled to vote must be present in person or represented by proxy in order to conduct business at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and shares represented by broker non-votes (described below) that are present and entitled to vote at the Annual Meeting are counted for the purpose of determining the presence of a quorum.

Q:    How are votes counted?

A:    In the election of the Class III director (Proposal 1), you may vote “FOR” the nominee or you may “WITHHOLD” authority to vote for the nominee. A “WITHHOLD” vote will have the same effect as an abstention. Abstentions and broker non-votes (described below) will have no effect on the election of the nominee.

For the ratification of the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2027 (Proposal 2) and the non-binding advisory vote on named executive officer compensation (Proposal 3), you may vote “FOR”, “AGAINST”, or “ABSTAIN”. If you elect to “ABSTAIN”, the abstention will have the same effect as a vote “AGAINST” Proposal 2 and Proposal 3. Broker non-votes will have no effect on Proposal 3.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on non-routine matters when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under current New York Stock Exchange (“NYSE”) rules, the election of a director (Proposal 1) and the non-binding advisory vote on named executive officer compensation (Proposal 3) are considered non-routine matters. Therefore, brokers will not be permitted to exercise discretion to vote your uninstructed shares on such proposals. The ratification of the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2027 (Proposal 2) is the only routine matter to be presented at the meeting for which brokers will be permitted to exercise discretion to vote uninstructed shares. As a result, we do not expect any broker non-votes on Proposal 2.

Q:    What is the voting requirement to approve each of the proposals?

A:    A plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. The affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the ratification of appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2027 (Proposal 2) and the non-binding advisory vote on named executive officer compensation (Proposal 3).

Q:    Is cumulative voting permitted for the election of directors?

A:    No. You may not cumulate your votes for the election of directors.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:    Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Hartley Nisenbaum or Kevin Radigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting or any adjournment thereof. If for any reason the Class III director nominee named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Q:    Who will serve as inspector of elections?

A:    Representatives of Broadridge Financial Solutions, Inc. will serve as inspector of elections. Our transfer agent, Computershare Trust Company, N.A., will assist the inspector of elections with tabulating the votes.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    This solicitation of proxies is made on behalf of the Company. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce preliminary voting results at the Annual Meeting and publish them on our website at https://ir.ui.com/financial/sec-filings. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Q:    How can I contact Ubiquiti’s transfer agent?

A:    You can contact our transfer agent by either writing to Computershare Trust Company, N.A. c/o: Shareholder Services, by regular mail at 150 Royall St., Suite 101, Canton, MA 02021 or by telephoning at 1-800-736-3001 (US, Canada and Puerto Rico) or 1-781-575-3120 (other regions).

Q:    How do I obtain a separate set of proxy materials or request a single set for my household?

A:    Some brokers adopt a procedure called “householding”, which means such brokers may deliver a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the notice and our annual report and proxy statement unless one or more of these stockholders notify us or their broker, as applicable, that they wish to continue receiving individual copies. This procedure reduces printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If any beneficial owners no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. If any stockholders of record in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Ubiquiti Inc.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

Attn: Investor Relations
Email: ir@ui.com

Other stockholders of record who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:    What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:    Stockholder Proposals for Inclusion in our Proxy Statement: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 25, 2027; provided, however, that in the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2026 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Ubiquiti Inc.
685 Third Avenue 27th Floor
New York, NY 10017
Attn: Corporate Secretary

    Advance Notice Procedures: Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is brought: (1) pursuant to the Company’s proxy materials with respect to such meeting, (2) by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 9, 2027, and
•not later than the close of business on September 8, 2027.

    In the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2026 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement (as defined in our Bylaws) of the date of such meeting is first made.

    If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Universal Proxy Rules: In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 4, 2027.

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Director Nominations” below.

To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advance Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at https://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Important Notice Regarding the Availability of Proxy Materials
for the 2026 Annual Meeting of Stockholders to be Held on December 3, 2026.

These proxy materials (including our Annual Report) are available at https://materials.proxyvote.com/90353W.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full text of our Code of Business Conduct and Ethics is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. We intend to disclose any waivers of such code for directors or executive officers at the same location on our website identified above.

Our Board has also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full text of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. We will, if required, disclose future amendments to our Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or certain waivers of such provisions granted to such persons, at the same location on our website identified above.

The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Director Independence

In October 2026, our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out the director’s responsibilities, among the other criteria for “independent directors” as defined under the rules of the NYSE. In evaluating each director's independence, the Board considered the nature of any executive officer’s personal investment interest in the director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in the director affiliated entities, any special arrangements between the parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors. As a result of this review, our Board determined that each of Messrs. Brandon Arrindell and Rafael Torres, who are currently serving on our Board, are “independent directors” as defined under the rules of the NYSE and constitute a majority of directors of our Board as required by the rules of the NYSE.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The full text of our Corporate Governance Guidelines is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director orientation and continuing education, Board access to management and advisers, director compensation, Board self-evaluation, Board meetings and administration and succession planning. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board of Directors any changes to the guidelines.

Board Composition

Our Board is currently composed of three members. Our Bylaws permit our Board to establish by resolution the authorized number of directors and four directors are currently authorized.

Our Board is divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office for each Class is three years. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Currently, the Class II director seat is vacant following the passing of Mr. Ronald Sege until a replacement director is appointed by the Board. The terms of the directors expire upon the election and qualification of successor directors at the Annual Meeting for the Class III director and the annual meeting to be held in 2027 for the Class I directors.

The following table sets forth the classes, names, ages and positions of our directors as of October 23, 2026:

Class I Directors	Age	Position
Brandon Arrindell (1)	40	Director
Rafael Torres (1)	58	Director

Class II Director	Age	Position
—	—	—

Class III Director	Age	Position
Robert J. Pera	48	Chief Executive Officer and Chairman of the Board

(1)	Member of the audit committee, the compensation committee and the nominating and corporate governance committee.

Board Leadership Structure

Robert J. Pera is the Chairman of our Board and our largest stockholder. Mr. Pera has also served as our Chief Executive Officer since our company was founded. The Board believes that Mr. Pera brings a strategic perspective to the position of Chairman, and that it remains in the best interests of stockholders for him to continue to serve in that role.

Rafael Torres is the lead independent director of the Board. In light of the size of our Board and the oversight provided by, and involvement of, our independent directors and Board committees in the leadership of our company, our Board considers that our current leadership structure is the appropriate leadership structure for us at this time, as it combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee selects candidates for director based on their independence, character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In seeking qualified candidates, diversity of background is also a relevant factor in the selection process in order to promote a well-balanced board with varying perspectives. The nominating and corporate governance committee believes that nominees for director should have experience that may be useful to us and our Board, such as experience in operational management, accounting and finance, legal and compliance, or industry and technology knowledge, as well as high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee also believes it appropriate for the Chief Executive Officer to participate as a member of our Board.

Our Board is actively involved in oversight of risks that could affect us as further described in “Board’s Role in Risk Oversight” below. This oversight is conducted primarily through the committees of our Board, as disclosed in the descriptions of each of the committees described in “Committees of the Board of Directors” below and in the charters of each of the committees, but our Board has retained responsibility for general oversight of risks. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.

Board and Committee Meetings

In fiscal 2026, our Board held four meetings. In fiscal 2026, all directors attended all of the meetings of the Board and committees on which such director served during their respective periods of service.

We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting.

Committees of the Board of Directors

Our Board has appointed a nominating and corporate governance committee, an audit committee and a compensation committee, each of which is composed of Messrs. Arrindell and Torres. Mr. Ronald Sege also served on each of the committees during fiscal 2026 until his passing on November 30, 2025. Our Board has determined that each member of the audit committee, the compensation committee and the nominating and corporate governance committee meets the requirements for independence under the current requirements of the NYSE, including with respect to board committee service, is a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is “independent” for purposes of Section 10A(m)(3) of the Exchange Act. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter, which charters are available at https://ir.ui.com/company/corporate-governance.

Our independent directors regularly schedule executive sessions of our Board and its committees in which management does not participate. In fiscal 2026, our independent directors met during every Board meeting in a separate executive session without any member of our management present.

Nominating and Corporate Governance committee. Our nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee’s policy regarding the consideration of director candidates recommended by stockholders is set forth below under “Director Nominations.” The nominating and corporate governance committee also:

•evaluates and makes recommendations regarding the organization and governance of our Board and its committees;
•assesses the performance of members of our Board and makes recommendations regarding committee and chair assignments;
•establishes criteria for the section of nominees for election to the Board and conducts searches for potential members of our Board;
•oversees and approves the management continuity planning process; and
•reviews and makes recommendations with regard to our corporate governance guidelines.
The members of our nominating and corporate governance committee are Messrs. Arrindell and Torres. Messrs. Arrindell and Torres are the interim co-chairman of our nominating and corporate governance committee. Mr. Sege also served as a member and the chairman of the nominating and corporate governance committee during fiscal 2026 until his passing on November 30, 2025, following which the size of the committee was reduced to two members. The nominating and corporate governance committee met four times during fiscal 2026.

Audit Committee. The audit committee assists the Board in overseeing our corporate accounting and financial reporting processes. The audit committee generally oversees:
•our accounting and financial reporting processes as well as the quality and integrity of our financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications and independence of our independent registered public accounting firm;
•the performance of our independent registered public accounting firm;
•the performance of the Company’s internal audit function; and
•our compliance with systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.
The audit committee also has certain responsibilities, including without limitation, the following:
•selects and hires the independent registered public accounting firm;
•supervises and evaluates the independent registered public accounting firm;
•evaluates the independence of the independent registered public accounting firm;
•approves audit and non-audit services and fees;
•reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•reviews reports and communications from the independent registered public accounting firm;
•reviews and oversees all related party transactions.

The members of our audit committee are Messrs. Arrindell and Torres. Mr. Sege also served on the audit committee during fiscal 2026 until his passing on November 30, 2025. Mr. Torres is the chairman of the audit committee. Our Board has determined that each of the members of the audit committee qualifies as “independent” under the NYSE’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act applicable to Audit Committee members and is “financially literate” within the meaning of the listing standards of the NYSE. Our Board has also determined that Mr. Torres is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met sixteen times in fiscal 2026. As disclosed in our Current Report on Form 8-K filed with the SEC on December 5, 2025, as a result of the passing of Mr. Sege on November 30, 2025, the Company is no longer compliant with Section 303A.07(a) of the NYSE Listing Manual which requires that the audit committee of an NYSE-listed company consist of at least three members, each of whom is an independent director. The Company expects to appoint, as soon as practicable, an additional member to the Board and audit committee who meets the independence requirements of Rule 10A-3 under the Exchange Act and qualifies as independent under the requirements of the NYSE in order to regain compliance with Section 303A.07(a).

The Report of the Audit Committee is included in this proxy statement, see “Report of the Audit Committee” below.

Compensation Committee. The compensation committee has the responsibilities described in the “Executive Compensation-Compensation Discussion and Analysis” below.
The members of our compensation committee are Messrs. Arrindell and Torres. Mr. Sege also served on the compensation committee during fiscal 2026 until his passing on November 30, 2025, following which the size of the committee was reduced to two members. Mr. Arrindell is the chairman of the compensation committee. The compensation committee met four times during fiscal 2026. See “Executive Compensation - Compensation Discussion and Analysis” and “Proposal One Election of Director - Directors’ Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee Report is included in this proxy statement, see “Compensation Committee Report” below.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during fiscal 2026 were Messrs. Arrindell and Torres. Mr. Sege also served on the committee during fiscal 2026 until his passing on November 30, 2025, following which the size of the committee was reduced to two members. None of the members of the compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in fiscal 2026, served as a member of a Board or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers who serve on our Board or compensation committee.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of our Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by our Board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive compensation programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board or a committee thereof.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and agents, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended June 30, 2024.

Policy Prohibiting Hedging Transactions

Our Insider Trading Policy prohibits directors, officers and employees from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

Director Nominations

The nominating and corporate governance committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by our Board to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to our Board.

The Company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The nominating and corporate governance committee ensures that each director nominee satisfies at a minimum the criteria set forth in the Corporate Governance Guidelines, which include strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director. The nominating and corporate governance committee also assesses the needs of our Board with respect to the particular talents and experience of its directors, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its functions. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours, leadership experience and relevant geographical experience. The effectiveness of our Board’s diverse mix of skills and experiences is considered as part of each self-assessment of the Board.

In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to re-nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any executive search firm engaged by the committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Corporate Secretary or any member of the committee in writing with any supporting material the stockholder considers appropriate.

In addition, stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws, whose qualifications the nominating and corporate governance committee will consider on a substantially similar basis as it considers other nominees. To nominate a candidate for director, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely for our 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 9, 2027, and
•not later than the close of business on September 8, 2027.

In the event that we hold our 2027 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2026 Annual Meeting, then the stockholders notice to nominate a candidate for director that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement (as defined in our Bylaws) of the date of such meeting is first made.
Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that Section.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 4, 2027.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. You can obtain a copy of our Bylaws by writing to the Corporate Secretary at this address or by accessing our filings on the SEC’s website at https://www.sec.gov.

In addition, stockholders may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our Corporate Secretary at the address set forth above.

Communications with our Board

Stockholders and other interested parties who wish to communicate with our Board, including the lead independent director, committee chairs and the non-management members of our Board, may send their communication in writing to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. Please include your name and address in the written communication, address the appropriate director or directors or committee of our Board, and indicate whether you are a stockholder of Ubiquiti. The Corporate Secretary will review any communication received from a stockholder or other interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

Our Class III Director's term expires at the Annual Meeting.
Information Regarding Nominee

Our Board nominated Robert J. Pera as a nominee for election at the Annual Meeting as Class III director of our Board to serve until the third annual meeting of our stockholders following his election, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Biographical information about the nominee is contained in the following section. A discussion of the qualifications, attributes and skills of the nominee that led our Board to the conclusion that he should serve as a director is also included in the nominee’s biography.

Mr. Pera has agreed to serve if elected, and we have no reason to believe that he will be unavailable to serve. In the event either that he is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our present Board to fill the vacancy.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominee named below, who is presently a member of our Board. In the event that the nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

The following table sets forth the name, age and position of our director nominee as of October 23, 2026:

Class III Director	Age	Position
Robert J. Pera	48	Chief Executive Officer and Chairman of the Board

Robert J. Pera. Mr. Pera founded our Company in October 2003 and our Company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer and a member of our Board since our inception, and as our Chairman of the Board since December 2012. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego. We believe that Mr. Pera possesses specific attributes that qualify him to serve as Chairman of our Board, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historical knowledge, technological and operational expertise, and continuity to our Board.

Required Vote

A plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors is required for the nominee to be elected as a Class III director. Unless marked to the contrary, proxies received will be voted “FOR” the nominee.

Recommendation

Our Board recommends a vote “FOR” the election to our Board of the foregoing nominee.

Information Regarding Continuing Directors

The following table sets forth the names, ages and positions of our continuing directors as of October 23, 2026:

Class I Directors	Age	Position
Brandon Arrindell	40	Director
Rafael Torres	58	Director

Brandon Arrindell. Mr. Arrindell has served as one of our directors since August 2021. Since 2010, Mr. Arrindell has held various positions at Southeastern Asset Management, an investment management firm, including his current role as Senior Analyst and Principal. Mr. Arrindell has also served as the Chief Executive Officer, Portfolio Manager of Greenwood Pine Partners, an investment management firm, since August 2021. Prior to joining Southeastern Asset Management, Mr. Arrindell was an Investment Banking Analyst in Morgan Stanley’s Mergers and Acquisitions Group. Mr. Arrindell is a C.F.A. charter holder and received his B.A. degree in Economics from Harvard University. We believe that Mr. Arrindell possesses specific attributes that qualify him to serve as a member of our board, including his management and finance experience.

Rafael Torres. Mr. Torres has served as one of our directors since October 2013. Mr. Torres has served as the founding principal of X Point Capital LLC, a private investment firm focused on long-term investments in technology and AI infrastructure, since August 2025. From November 2018 to October 2024, Mr. Torres served as the Chief Financial Officer of Redis, a database software company. From 2015 to July 2018, Mr. Torres served as the Chief Financial Officer of Instart Logic. Instart Logic is a cloud services company primarily focused on website and application speed and performance. From 2013 to 2015, Mr. Torres served as the Chief Financial Officer of OCZ Storage Solutions, a global provider of high-performance solid state storage solutions and computer components. From 2008 to 2013, Mr. Torres served as Chief Financial Officer and Vice President of Finance for Capella Photonics, a privately-held firm selling optical switching subsystems. From 2006 to 2008, Mr. Torres was the Chief Financial Officer and Vice President of Finance for Power Integrations, a provider of high-voltage analog integrated circuits for power conversion. From 2000 to 2006, Mr. Torres was Chief Financial Officer and Vice President of Finance for PLX Technology, a provider of semiconductor-based connectivity solutions. Mr. Torres holds a B.S. degree in Accounting from Santa Clara University and is a Certified Public Accountant (Inactive). We believe that Mr. Torres possesses specific attributes that qualify him to serve as a member of our Board, including his industry, operations, management, and finance experience.

Directors’ Compensation

The compensation committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the Board based upon competitive market practices. For fiscal 2026, our compensation package for non-employee directors consisted of an annual cash retainer of $200,000. Directors do not receive additional compensation for their service on any board committees.

We do not have a formal policy of reimbursing directors, but we reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Directors or committee meetings.

The following table summarizes the information concerning compensation paid or accrued for services rendered to us by members of our Board for fiscal 2026. The table excludes Mr. Pera, who is a named executive officer and therefore did not receive any compensation from us in his role as director in fiscal 2026.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Total Compensation
Brandon Arrindell	$200,000	$—	$200,000
Rafael Torres	200,000	—	200,000
Ronald A. Sege (2)	100,000	—	100,000
(1) This column includes fees earned in fiscal 2026 as well as certain director fees earned in fiscal 2026 but paid in July 2026.

(2) Fees for Ronald A Sege are for the period July 1 ,2025 through November 29 2025.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee of our Board has appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2027. Since the fiscal year ended June 30, 2017, KPMG has served as our independent registered public accounting firm. Even if this appointment is ratified by our stockholders, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG are expected to attend the virtual Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2027 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG.

Recommendation

Our Board recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2027.

Audit and Non-Audit Fees

The following table presents aggregate fees billed for professional audit services rendered for us by KPMG for fiscal 2026 and fiscal 2025, respectively, as well as fees billed for other services rendered by KPMG, as applicable:

	Fiscal 2026	Fiscal 2025
Audit Fees (1)	$2,470,000	$2,638,000
Total (2)	$2,470,000	$2,638,000

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
In fiscal years 2026 and 2025, there were no services rendered that would be required to be disclosed under "Audit-Related Fees," "Tax Fees" and "All Other Fees" in the table above. Audit-Related Fees would comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the Company’s financial statements and are not included in the fees reported in the table above under "Audit Fees". "Tax Fees" would comprise fees for professional services for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policies

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter. In fiscal years 2026 and 2025, all fees identified above under the caption “Audit Fees” that were billed by KPMG, as applicable, were pre-approved by the audit committee in accordance with SEC requirements.

PROPOSAL THREE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. We currently conduct say-on-pay votes every two years. The next such vote is expected at our 2028 Annual Meeting.

Following is a summary of some of the key points of our 2026 executive compensation program. See the “Executive Compensation” section below for more information.

The compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, the executive compensation program is intended to reflect the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances, provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.

We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders’ interests to support long-term value creation.

Required Vote

The advisory vote “FOR” approval of our executive compensation requires a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As this is an advisory vote, the result will not be binding on the Company, our Board or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

Recommendation

Our Board recommends a vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Ubiquiti stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ubiquiti’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ubiquiti under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee assists our Board in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the audit committee reviewed and discussed with our management and independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, as well as management’s assessment of internal control over financial reporting.

The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The independent registered public accounting firm has provided to the audit committee the written disclosures and the PCAOB-required letter regarding its communications with the audit committee concerning independence.

In addition, the audit committee discussed with the independent registered public accounting firm its independence from us and our management and considered whether the provision of non-audit services was compatible with maintaining the registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 for filing with the SEC.

Respectfully submitted by the members of the audit committee of our Board:
Brandon Arrindell
Rafael Torres (Chairman)

EXECUTIVE OFFICERS

The following table sets forth the names, ages, as of October 23, 2026, and positions of our executive officers:

Name	Age	Position
Robert J. Pera	48	Chief Executive Officer
Kevin Radigan	68	Chief Accounting and Finance Officer

Robert J. Pera. Mr. Pera founded our company in October 2003, and our company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer since our inception. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego.

Kevin Radigan. Mr. Radigan has served as our Chief Accounting Officer since May 2016. Subsequently, Mr. Radigan’s title changed to Chief Accounting and Finance Officer in fiscal 2019. From January 2012 to March 2016, Mr. Radigan served as Chief Financial Officer at American Medical Alert Corp. (dba Tunstall Americas), a supplier of connected healthcare products and services, where he was responsible for the finance and accounting department. Previously, Mr. Radigan served in various finance and accounting positions in the pharmaceutical and electronics industries. Mr. Radigan has a Bachelor of Science in Accountancy degree from Long Island University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2026 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The compensation committee of our Board is responsible for establishing, implementing and monitoring our executive compensation program. Our Board or the compensation committee, as the case may be, seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have two executive officers-our Chief Executive Officer and Chief Accounting and Finance Officer, whom we refer to as the named executive officers. Details of our fiscal 2026 compensation can be found in the Summary Compensation Table included in this proxy statement. We provide the types of compensation and benefits (e.g., health care, life insurance, 401(k) plan) to our named executive officers that are similar to those we provide to our senior managers.

This section describes our compensation program for our named executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and in the best interests of our stockholders and explain how executive compensation is determined.

Compensation Philosophy and Objectives

Generally, our compensation packages include competitive cash salaries with a significant percentage of total cash compensation tied to a discretionary cash bonus given at the end of the year based on our performance. The level of the executive officers' ownership of our Company may be revisited from time to time to ensure it aligns with our executive compensation philosophy. As our organizational priorities continue to evolve, our compensation committee may re-evaluate each component of our executive compensation program on a quantitative and qualitative basis to determine if the program is achieving our objectives.

Our executive compensation program is designed to attract talented, qualified executives to manage, grow and lead our Company and to motivate them to pursue and achieve our corporate objectives. Our existing compensation program includes short-term and long-term components, at-risk cash and equity elements in proportions that we believe will provide appropriate incentives to reward and retain our executives.

Our philosophy towards executive compensation reflects the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long-term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.
Based on these philosophies, we seek to reward our executive officers as and when we achieve our goals and objectives and to generate stockholder returns by providing equity-based compensation.

Our executives’ total compensation may vary from year to year based on our financial results and individual performance.

Weighting of compensation components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on our experience regarding market conditions, geographic considerations, our experience regarding market norms and other factors. Our compensation policies related to executive compensation apply equally to all of our executive officers.

Role of the compensation committee and executive officers in setting executive compensation.

The initial compensation arrangements with our executive officers, including the named executive officers, have been the result of arm’s-length negotiations with each individual executive. Individual compensation arrangements with executives have been influenced by a number of factors, including the following:

•our need to fill a particular position;
•our financial position and growth strategy at the time of hiring;
•the individual’s expertise and experience and prior compensation history; and
•the competitive nature of the position.
Fiscal 2026
Components of executive compensation. In fiscal 2026, our executive compensation program consisted of the following components: base salary; short-term incentive compensation, consisting of cash bonuses; and, in some cases, long-term equity-based incentive awards. We believe that each individual component is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall objectives to date.

•We use base salary to attract and retain executives; base salary levels reflect differences in job scope and responsibilities.
•We provide cash bonuses to encourage executives to deliver on short-term operating goals and individual objectives; a significant portion of our executives’ cash compensation is linked to the achievement of short-term objectives.
•We in some cases use equity awards to encourage longer term perspective, reward innovation, provide alignment with stockholder interests, and attract and retain key talent.
Chief Executive Officer. Mr. Pera, our Chief Executive Officer, holds a majority of our outstanding common stock. In July 2013, Mr. Pera determined to reduce his base salary to $0.00 per fiscal year. We did not grant Mr. Pera any equity awards in fiscal 2011 through fiscal 2026 as he was a majority stockholder of our company throughout those fiscal years. We bear 100% of the costs associated with Mr. Pera’s general health and welfare benefits, as we do for all of our U.S.-based employees, and Mr. Pera's personal use of the Company airplane.

Chief Accounting and Finance Officer. Mr. Radigan has served as our Chief Accounting Officer since May 2016. In fiscal 2019, Mr. Radigan’s title changed to Chief Accounting and Finance Officer. For fiscal 2026, Mr. Radigan earned a base salary of $500,000 and was eligible for an annual target bonus equal to $200,000, based on the discretion of our Board. For fiscal 2027, Mr. Radigan's base salary was retained at $500,000, and he will be eligible for an annual target bonus equal to $200,000. On August 18, 2026, we granted Mr. Radigan 373 RSU’s with a grant date fair value of $217,507. These RSU’s vest as follows: 94 vest on July 1,2027, 93 vest on July 1, 2028, 93 vest on July 1, 2029 and the remaining 93 vest on July 1, 2030. On August 5, 2025, we granted Mr. Radigan 489 RSUs with a grant date fair value of $213,468. These RSUs vest as follows: 123 RSUs vest on July 1, 2026; 122 RSUs vest on July 1, 2027; 122 RSUs vest on July 1, 2028; and the remaining 122 RSUs vest on July 1, 2029. We also pay 100% of the costs associated with Mr. Radigan’s general health and welfare benefits, as we do for all of our U.S.-based employees.

Benefits. Our executives participate in our standard benefit plans for U.S. full-time salaried employees, which are offered to all U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate in the 401(k) plan following the start date of their employment, at the beginning of each calendar month. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $24,500 in 2026, and contribute the withheld amount to the 401(k) plan. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. It has been our practice to match up to 1% of an employee’s annual salary, provided the employee contributes at least 4% of his or her salary. We offer this benefit to our named executive officers.

Our executives have the opportunity to participate in our health and welfare benefit programs which include a group medical program, a group dental program, a vision program, life insurance, and disability insurance. These benefits are the same as those offered to all of our U.S.-based employees. Through our benefit programs, each of our named executive officers receives group term life insurance in an amount equal to the lesser of twice their annual base salary or $500,000 and subject to benefit reduction after age 65.

In fiscal 2020, as a result of an independent security study, the Company’s independent directors approved the purchase of an airplane, which Mr. Pera is now expected to use for all business and personal air travel. During the third quarter of fiscal 2020, the Company received the title to the airplane. In May 2020, the compensation committee and the Board approved a corporate aircraft utilization policy that sets forth the guidelines and procedures for use of the aircraft by Mr. Pera. Pursuant to the corporate aircraft utilization policy, Mr. Pera is required to utilize the corporate airplane (or other private aircraft where the corporate airplane is unavailable) for all business and personal travel due to a bone-fide business-oriented security concern. The policy also permits Mr. Pera’s immediate family members and/or his or their respective guests to travel aboard the corporate aircraft. Pursuant to the policy, Mr. Pera will not be required to reimburse the Company for any personal use of corporate aircraft by him, his immediate family members and/or his or their respective guests. In addition, while the compensation committee has approved reimbursing Mr. Pera for FICA taxes associated with personal use of the corporate aircraft, the Company will not reimburse Mr. Pera for any federal, state or local taxes arising from imputed income relating to any such personal use.

Although we consider Mr. Pera’s use of corporate aircraft for personal travel to be a security measure for the Company’s benefit, and not a perquisite for Mr. Pera’s benefit, the aggregate incremental costs to the Company related to any use of the corporate aircraft for personal travel (and any related FICA tax reimbursement) is reported as compensation to Mr. Pera in the “All Other Compensation” column in the Company’s Summary Compensation Table.

Stock ownership guidelines. We do not currently have stock ownership guidelines.

Consideration of Say-on-Pay Vote Results. The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation once every two years (a “say-on-pay proposal”). Accordingly, a “say-on pay” advisory vote will occur at our 2026 Annual Meeting. The compensation committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Approaches

Compensation Committee. The compensation committee of our Board has overall responsibility for recommending to our Board the compensation of our Chief Executive Officer and approving the compensation of our other executive officers. Members of the committee are appointed by our Board. Currently, the committee consists of two members of our Board, Messrs. Arrindell and Torres. Our Board determined that each member of our compensation committee was and remains a “non-employee” director for purposes of Rule 16b-3 under the Exchange Act and an “independent director” as that term is defined under the rules of the NYSE.

The fundamental responsibilities of our compensation committee are:

•to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our Board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and our Board;
•to review and determine all compensation arrangements for our executive officers (including our Chief Executive Officer) and to allocate total compensation among the various components of executive pay;
•to review and approve all equity compensation awards to our executive officers (including our Chief Executive Officer); and
•to oversee and direct our equity compensation plans, as applicable to our employees, including executive officers.
The compensation committee has the authority to engage the services of outside consultants pursuant to the committee’s charter.

In determining each executive officer’s compensation, our compensation committee will review our business performance and financial condition and assess the performance of the individual executive officer. The evaluation of individual performance is conducted by the compensation committee in the case of the Chief Executive Officer, and by the Chief Executive Officer in the case of other executives. The Chief Executive Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than the Chief Executive Officer after reviewing the Chief Executive Officer’s recommendations. The compensation committee is not bound to, and may not always accept, the Chief Executive Officer’s recommendations. The compensation committee also reviews the Chief Executive Officer’s performance and confers with the full board of directors (excluding the Chief Executive Officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers.

Although we may make many compensation decisions in the first quarter of the fiscal year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to adjust a component of compensation during the year in the event that it determines that circumstances warrant.

Generally, we have granted equity awards to executive officers. However, this practice may vary depending on the specific facts and circumstances of each officer. The grants to each executive officer were principally based on the prevailing range of grants to our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at similarly situated companies. As discussed below, our compensation committee does not have any specific policy regarding the timing of equity awards and, under certain circumstances, such awards may be made following an executive officer's start date and regularly on an annual basis.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options, stock appreciation rights, or similar option-like instruments and, as such, do not have any policy or practice in place on the timing of awards of options, stock appreciation rights, or similar option-like instruments in relation to the disclosure of material non-public information. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we may determine to establish a policy regarding how the Board determines when to grant such awards and how the Board or compensation committee will take material nonpublic information into account when determining the timing and terms of such awards.

Incentive Compensation Clawback Policy

In 2023, we adopted an incentive compensation recovery, or “clawback,” policy (the “Clawback Policy”) in accordance with NYSE listing standards and Exchange Act Rule 10D-1. Under the Clawback Policy, which applies to the Company’s current and former executive officers (as defined under Exchange Act Rule 10D-1), the Company is required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) within a specified lookback period in the event of any Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. The Clawback Policy is overseen and administered by the compensation committee. The full text of the Clawback Policy was included as Exhibit 97 to our Annual Report on Form 10-K for the year ended June 30, 2024.

Severance Compensation and Termination Protection

See the sections entitled “-Employment Agreements” or “-Potential Payments upon Termination or Change of Control” for a description of agreements with, and the tables setting forth, the potential severance to be made to each named executive officer and definitions of key terms under these agreements.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for any compensation in excess of one million dollars paid to named executive officers. While the compensation committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, the compensation committee may authorize compensation payments that are not exempt under Section 162(m) when the committee believes that such payments are appropriate to attract or retain talent.

Compensation Committee Report

The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K, with our management. Based on this review and these discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the compensation committee of our Board:
Brandon Arrindell (Chairman)
Rafael Torres

Fiscal 2026 Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer and principal financial officer as of June 30, 2026. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards	All Other Compensation (2)(3)	Total Compensation
Robert J. Pera	2026	$—	$—	$—	$—	$1,088,017	$1,088,017
Chief Executive Officer	2025	—	—	—	—	630,709	630,709
	2024	—	—	—	—	810,475	810,475

Kevin Radigan	2026	500,000	200,000	213,468	—	3,500	916,968
Chief Accounting and Finance Officer	2025	500,000	100,000	227,900	—	3,575	831,475
	2024	475,000	100,000	194,063	—	4,167	773,230

(1)
The amounts in this column represent the aggregate grant date fair value of the RSUs computed in accordance with FASB Topic ASC 718. See the Notes to Consolidated Financial Statements contained in our Annual Report for fiscal 2026 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSUs and stock options. For additional information, refer to the footnotes of our Consolidated Financial Statements contained in our Annual Report for fiscal 2026 for the assumptions made in the valuation of the RSUs and option awards. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by named executive officers.

(2)	For Mr. Radigan, amounts under this column for fiscal years 2026, 2025 and 2024 consisted of only employer contributions for 401(k) plan.
(3)
For Mr. Pera, the amount reported reflects incremental costs for personal use of the Company airplane and is determined by calculating an hourly variable rate (e.g., landing, parking and flight planning fees, fuel expenses based on a rolling average cost per flight, catering, crew travel and other miscellaneous variable costs) for the aircraft and then multiplying the result by the hours flown for personal use and any flight hours for plane repositioning (or “deadhead”) flights associated with personal use of the Company airplane. The amount does not include the fixed costs that do not change based on usage, such as crew salaries and hangar storage costs. In addition, family members and guests of Mr. Pera may occasionally accompany him on business travel on the Company airplane at no or de minimis incremental cost to us. Amount reported also includes reimbursements of FICA taxes related to Mr. Pera’s personal use of Company airplane.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of annual total compensation of our Chief Executive Officer, to the annual total compensation of the median employee of the Company. The pay ratio included in this information is a reasonable estimate calculated in a consistent manner with Item 402(u) of Regulations S-K

For fiscal year 2026, the total compensation for the median employee of the Company was $72,054. For fiscal year 2026, our Chief Executive Officer, Mr. Pera did not receive compensation from the Company, other than the incremental costs for personal use of the Company airplane of $1,088,017. As such, for the fiscal year ended June 30, 2026, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee was approximately 15.1 to 1.

The median employee was identified by reviewing the consistently applied compensation measure of annual cash base salary, per payroll records, for all Ubiquiti employees, including its consolidated subsidiaries, as of June 30, 2024, which was the last pay period for the 2024 fiscal year. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of June 30, 2024. We used the annual cash base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees each fiscal year and is the one pay component that has a similar definition and is reported in a similar manner globally. All of the Company’s full time and part time employees were included in the calculation and adjustments were made to annualize base salary for any employees not employed by Ubiquiti for the entire fiscal year or any unpaid leave during the fiscal year. Mr. Pera was excluded from the calculation of median employee for the purposes of this determination.

After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2026 Summary Compensation Table. In calculating the pay ratio, the Company used the same median employee identified in fiscal 2024 as it determined that there were no changes to its employee population or compensation programs that were reasonably likely to significantly affect the pay ratio disclosure.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as reported above.

Grants of Plan-Based Awards for Fiscal 2026

The following table provides information regarding grants of plan-based awards to each of our named executive officers during fiscal 2026.

Name	Grant Date	Stock Awards (#)(1)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kevin Radigan	8/5/2025	489	—	—	$213,468
Robert J. Pera	—	—	—	—	—
(1) Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of July 1, 2025.
(2) Represents grant date fair value computed in accordance with FASB Topic ASC 718.

Outstanding Equity Awards at June 30, 2026

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2026.

	Stock Awards (1)
Name	Number of Shares that Have Not Vested (3)	Market Value of Shares That Have Not Vested ($) (2)
Kevin Radigan	2,482	$1,325,462
Robert J. Pera	—	—

(1)	The stock awards listed in this outstanding equity awards table were granted under our 2020 Equity Incentive Plan (the “2020 Plan”).
(2)	The market value of securities reflected in this table is based upon the closing price of the common stock on June 30, 2026, which was $534.03 per share.
(3)	Includes (i) 407 RSUs granted on August 9,2022, that will vest on July 1, 2026, (ii) 568 RSUs granted on August 7, 2023 that will vest in substantially equal installments on, July 1, 2026 and July 1, 2027, (iii) 1,018 RSU granted on August 6, 2024 that will vest in substantially equal installments on, July 1, 2026 , July 1, 2027 and July 1, 2028 and (iv) 489 RSU granted on August 5,2025 that will vest in substantially equal installments on July 1, 2026, July 1, 2027 , July 1, 2028 and July 1, 2029.

Stock Vested in Fiscal 2026

The following table presents certain information concerning the vesting of stock awards held by our named executive officers during fiscal 2026.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Kevin Radigan	1,191	$487,143
Robert J. Pera	—	—
(1) Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date.

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2026.

Employment Agreements

We currently have an employment agreement with Mr. Radigan. The employment agreement provides for at will employment, base salary, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and severance upon qualifying termination. The employment agreement contains certain severance benefits in favor of Mr. Radigan.

Mr. Radigan has served as our Chief Accounting Officer since May 2016. In March 2016, we entered into an employment agreement with Mr. Radigan. In fiscal 2019 Mr. Radigan’s title changed to Chief Accounting and Finance Officer. For fiscal 2026, Mr. Radigan earned a base salary of $500,000, and was eligible for an annual target bonus equal to $200,000, based on the discretion of our Board. For fiscal 2027, Mr. Radigan's base salary was retained at $500,000, and he will be eligible for an annual target bonus equal to $200,000. The agreement provides that Mr. Radigan is an at-will employee and his employment may be terminated at any time by us or Mr. Radigan. In addition, Mr. Radigan is entitled to severance benefits upon termination of employment as described below under “- Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We currently have an employment agreement with Mr. Radigan, our Chief Accounting and Finance Officer. The description and table that follow describe the payments and benefits that may be owed by us to this named executive officer upon our named executive officer’s termination under certain circumstances.

Employment Agreement with Mr. Radigan

The employment agreement with Mr. Radigan, dated March 1, 2016, as amended as of November 4, 2025, provides that, if we terminate Mr. Radigan other than for Cause (as defined below), or if Mr. Radigan terminates his employment for Good Reason (as defined below), Mr. Radigan will receive payments at an annual rate of $800,000 during a severance period beginning on the date of termination and ending on November 4, 2027 (collectively, the “severance payment”), less applicable withholding and deductions, subject to certain reductions and conditions set forth in his employment agreement. In order to receive the severance payment, Mr. Radigan is obligated to provide us with an executed and non-revocable release of claims.

For the purpose of the employment agreement with Mr. Radigan, “Cause” means:

a.intentional and material dishonesty in the performance of the executive’s duties for the Company;
b.conduct (including conviction of or plea of nolo contendere to a felony) which has a direct and material adverse effect on the Company or its reputation;
c.material failure to perform the executive’s reasonable duties or comply with his obligations under the employment agreement or the Company’s confidential information and invention assignment agreement after receipt of written notice specifying the failure, if the executive does not remedy that failure within 10 days of receipt of written notice from the Company, which notice will state that failure to remedy such conduct may result in termination for Cause; or
d.failure or refusal to follow the reasonable instructions or direction of the Company's Board, any committee thereof, or the Company's Chief Executive Officer; or
e.an incurable material breach of the Company’s confidential information and invention assignment agreement, including, without limitation, theft or other misappropriation of the Company’s proprietary information.

For the purpose of the employment agreement with Mr. Radigan, “Good Reason” means, without his consent:

a.a material reduction of the executive’s duties, position or responsibilities;
b.a more than 10% reduction by the Company in the executive’s base salary as in effect immediately prior to such reduction (other than temporary reductions generally applicable to senior executives of the Company);
c.any material breach of Mr. Radigan’s employment agreement by the Company;
d.any office relocation to a location that is more than 50 miles further from the executive’s primary residence.
The following table shows the amounts Mr. Radigan would have received in the event his employment is terminated by the Company without Cause or if Mr. Radigan terminates his employment with the Company for Good Reason, assuming the termination took place on June 30, 2026, the last business day of our most recent completed fiscal year. Mr. Radigan’s employment agreement does not provide any change of control payments.

Name	Benefits	Involuntary Termination
Kevin Radigan	Severance Payment (Salary)	$1,080,548

Pay Versus Performance
As required by pay versus performance Rule 402(v) of Regulation S-K adopted by the SEC in 2022 (“PVP Rules”), we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance measures of the Company. For further information concerning Ubiquiti’s pay-for-performance philosophy and how we align executive compensation with our performance, refer to our “Compensation Discussion and Analysis” ( “CD&A”).
In the below pay versus performance table, we provide information about compensation of our named executive officers for each of the last 5 fiscal years (the “Covered Years”). Although the PVP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our named executive officers actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices, and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price achievement.
The PVP Rules require that we:
–choose a peer group or index for purposes of total shareholder return (“TSR”) comparisons, and we have chosen to use Standard & Poor’s Computer & Electronics Retail Index for this purpose which we used in our performance graph pursuant to Item 201(e) of Regulation S-K contained in our Annual Report on Form 10-K;
–show information about our cumulative TSR, cumulative Peer Group TSR, and our GAAP net income for the Covered Years.
–designate one “company-selected measure” as the financial performance measure that is most important to link pay to performance in fiscal year 2026 and present a tabular list of at least three financial performance measures, which in our assessment represent the most important measures to link pay to performance. The Company did not use any financial performance measures to link compensation actually paid to our named executive officers to Company performance for any of the fiscal years presented. Therefore, there is no “company-selected measure” disclosed for purposes of the table or analysis below, nor are there any financial performance measures disclosed as being the most important financial performance measures used by the Company to link compensation actually paid to our named executive officers to Company performance.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid for PEO (b)	Average Summary Compensation Table Total for Non-PEO NEOs (c)	Average Compensation Actually Paid for Non-PEO NEOs (d)	Value of Initial Fixed $100 Investment Based On:		Net Income (g)
					Total Shareholder Return (e)	Peer Group Total Shareholder Return (f)
2026	$1,088,017	$1,088,017	$916,968	$1,205,412	$180	$83	$960,303,000
2025	$630,709	$630,709	$831,475	$1,650,146	$138	$70	$711,922,000
2024	$810,475	$810,475	$773,230	$689,803	$48	$83	$349,960,000
2023	$976,546	$976,546	$1,081,685	$752,445	$57	$77	$407,641,000
2022	$478,907	$478,907	$722,651	$542,397	$80	$59	$378,657,000
(a) Robert J. Pera served as the Company’s principal executive officer (PEO) for fiscal years 2022, 2023, 2024, 2025 and 2026. The amounts reported are the total compensation reported in the Summary Compensation Table for the applicable fiscal year for Mr. Pera.

(b) Amounts reported in this column represent the “compensation actually paid” to Mr. Pera based on the total compensation reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2026, Mr. Pera’s total compensation reported in the Summary Compensation Table was adjusted as shown in the table below. For information on the calculation of “compensation actually paid” for fiscal years 2022, 2023, 2024 and 2025 please see the “pay versus performance” disclosure in our 2025 definitive proxy statement.

PEO
2026
	Summary Compensation Table - Total Compensation	$1,088,017
-	Grant date fair value of stock awards and option awards granted in fiscal year	—
+	Fair value at fiscal year end of outstanding and unvested stock awards and option awards granted in fiscal year	—
+	Change in fair value of outstanding and unvested stock awards and option awards granted in prior fiscal years	—
+	Fair value at vesting of stock awards and option awards granted in fiscal year that vested during fiscal year	—
+	Change in fair value as of vesting date of stock awards and option awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	—
-	Fair value as of prior fiscal year end of stock awards and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—
=	Compensation Actually Paid	$1,088,017
(c) Kevin Radigan served as the Company’s other named executive officer for fiscal years 2022, 2023, 2024, 2025 and 2026. Amounts reported are the total compensation reported in the Summary Compensation Table for the applicable fiscal year for Mr. Radigan.
(d) Amounts reported in this column represent the “compensation actually paid” to Mr. Radigan based on the total compensation reported in the Summary Compensation Table for each fiscal year, as adjusted in accordance with SEC rules. For 2026, Mr. Radigan’s total compensation reported in the Summary Compensation Table was adjusted as shown in the table below. For information on the calculation of “compensation actually paid” for fiscal years 2022, 2023, 2024 and 2025 please see the “pay versus performance” disclosure in our 2025 definitive proxy statement.

NEO Average
		2026
	Summary Compensation Table - Total Compensation	$916,968
-	Grant date fair value of stock awards and option awards granted in fiscal year	213,468
+	Fair value at fiscal year end of outstanding and unvested stock awards and option awards granted in fiscal year	261,141
+	Change in fair value of outstanding and unvested stock awards and option awards granted in prior fiscal years	243,903
+	Fair value at vesting of stock awards and option awards granted in fiscal year that vested during fiscal year	—
+	Change in fair value as of vesting date of stock awards and option awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	(3,132)
-	Fair value of prior fiscal year end of stock awards and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—
=	Compensation Actually Paid	$1,205,412
Equity Award Valuations: Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(e) Cumulative TSR is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported above and that all dividends were reinvested until the last day of each reported Covered Year.
(f) Peer group TSR is calculated by assuming that a $100 investment was made in the Standard & Poor’s Computer & Electronics Retail Index, an independently prepared index that includes companies in the industry, on the day prior to the first fiscal year reported above and that all dividends were reinvested until the last day of each reported fiscal year.
(g) The PVP Rules require the disclosure of our GAAP net income for each year. The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Relationship Between Pay and Performance
In addition to the tabular disclosure above, the PVP Rules require us to describe the relationship between “compensation actually paid” and the performance measures shown in the main table above.
Below are graphs showing the relationship of “compensation actually paid” to our CEO and other named executive officer in fiscal years 2022, 2023, 2024, 2025 and 2026 to (1) our TSR and the Standard & Poor’s Computer & Electronics Retail Index TSR, and (2) our net income.

Compensation Actually Paid vs. TSR
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Ubiquiti Total Shareholder Return
Standard & Poor's Computer & Electronics Retail Index Total Shareholder Return
2022
2023
2024
2025
2026
Compensation Actually Paid ($000)
Value of Initial $100 Investment (TSR)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$479
$542
$80
$59
$977
$752
$77
$57
$810
$690
$83
$48
$631
$1,650
$138
$70
$1,088
$1,205
$180
$83

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income
2022
2023
2024
2025
2026
Compensation Actually Paid ($000)
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Net Income ($Millions)
$1,200
$1,000
$800
$600
$400
$200
$0
$479
$542
$379
$977
$752
$408
$810
$690
$350
$631
$1,650
$712
$1,088
$1,205
$960

For further information concerning Ubiquiti’s executive compensation, refer to our “Compensation Discussion and Analysis” (or “CD&A”).

EQUITY COMPENSATION PLAN INFORMATION

The following chart sets forth certain information as of June 30, 2026, with respect to our equity compensation plans, specifically our 2020 Plan. The 2020 Plan has been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	76,626	(1)(2)	$—	4,842,194
Equity compensation plans not approved by security holders	—		—	—
Total	76,626		$—	4,842,194

(1)	This number includes 76,626 shares subject to outstanding awards granted under the 2020 Plan of which all shares were subject to outstanding RSU awards.
(2)	There were no outstanding options under the 2020 Plan.
(3)	Includes shares reserved for issuance under the 2020 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

As provided by the audit committee charter, the audit committee of our Board must review and approve any related party transaction for which review or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings (each, a “related party transaction”). Furthermore, approval should be obtained prior to entering into the transaction when the audit committee is aware of such transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction.

Mr. Robert J. Pera, our Chairman and Chief Executive Officer, is the controlling owner of the Memphis Grizzlies, a team in the National Basketball Association (the “Grizzlies”). From time to time, the Grizzlies purchase our products through our webstore, on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. During fiscal 2026, we received approximately $467,000 from sales to the Grizzlies, inclusive of sales tax and shipping charges. Additionally, from time to time, the Grizzlies may participate in our product testing and marketing activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of October 16, 2026, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our current named executive officers listed in the Summary Compensation Table, (3) each of our directors and nominees and (4) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 60,501,749 shares outstanding as of October 16, 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 16, 2026 and RSUs that will vest within 60 days after October 16, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person except with respect to the percentage ownership of all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Named Executive Officers and Directors:
Robert J. Pera	56,278,181	93%
Kevin Radigan	2,866	*
Rafael Torres	10,000	*
Brandon Arrindell	0	N/A
All directors and executive officers as a group (4 persons)	56,291,047	93%

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the fiscal year ended June 30, 2026 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended June 30, 2026 and during the period thereafter through the date of this proxy statement, other than one Form 4 filed on August 20, 2026 reporting one transaction for Kevin Radigan, which was inadvertently filed late.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K, which includes our annual financial statements and any schedules thereto for the year ended June 30, 2026, is included with this proxy statement. Our Annual Report on Form 10-K is also available on the investor relations portion of our website https://ir.ui.com/financial/sec-filings. You may also obtain a free copy upon written request addressed to: Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, NY 10017, Attn: Investor Relations.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2026 Annual Meeting. If any other matters properly come before the 2026 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2026 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

The Board of Directors

New York, New York
October 23, 2026

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04682-P57525

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

UBIQUITI INC.

The Board of Directors recommends you vote FOR the following Class III director nominee:

1. Election of a Director

Nominee:	**For**	**Withhold**
1a. Robert J. Pera	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as Ubiquiti's independent registered public accounting firm for the fiscal year ending June 30, 2027.	☐	☐	☐
3. The approval of Ubiquiti's named executive officer compensation, on an advisory and non-binding basis.	☐	☐	☐

NOTE: In their discretion, each proxyholder is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

T04683-P57525

UBIQUITI INC.
Virtual Annual Meeting of Stockholders
December 3, 2026 10:00 AM, EST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of UBIQUITI INC., a Delaware corporation, hereby appoint(s) each of Hartley Nisenbaum and Kevin Radigan, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UBIQUITI INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EST on December 3, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SIGNED, BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side